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                                                                     EXHIBIT 5.2


           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                        May 29, 1997

          BankBoston Capital Trust III
          BankBoston Corporation
          c/o  BankBoston Corporation
               100 Federal Street
               MA BOS 01-25-01
               Boston, Massachusetts 02110

          Ladies and Gentlemen:

                    We have acted as special Delaware counsel to BankBoston Capital Trust III (the "Trust"), a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code,
          12 Del. C. SECTION 3801 et. seq.), and BankBoston Corporation, a Massachusetts corporation (the "Company"), in connec-tion with the preparation of the Registration Statement on Form S-3 filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on
          May 16, 1997, and Amendment No. 1 thereto, to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended
          (the "Act"), of, among other securities, Capital Securi-ties (liquidation amount of $1,000 per security) of the Trust (the "Capital Securities").

                    The Capital Securities are to be issued pursu-ant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor of the Trust, Robert T. Jefferson, Kathleen M. McGillycuddy and Craig V. Starble, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware trustee.
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          BankBoston Capital Trust III
          BankBoston Corporation
          May 29, 1997
          Page 2

                    This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                    In connection with this opinion, we have exam-ined originals or copies, certified or otherwise identi-fied to our satisfaction, of (i) the Registration State-ment; (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on May 14, 1997; (iii) the form of the Declaration; (iv) the form of the Capital Securities and a specimen certificate thereof; and (v) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into among the Company, the Trust and the representatives for the Underwriters named therein (collectively, the "Underwrit-ers") relating to, among other things, the sale of the Capital Securities. We have also examined originals or copies, certified or otherwise identified to our satis-faction, of such other documents, certificates and re-cords as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo-static copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the Declaration and the Capital Securities when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of
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          BankBoston Capital Trust III
          BankBoston Corporation
          May 29, 1997
          Page 3

          officers, trustees and other representatives of the Company, the Trust and others.

                    Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to laws of any other jurisdiction.

                    Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Decla-ration and the Purchase Agreement have been duly executed and delivered by the parties thereto; (iii) the Declara-tion has been qualified under the Trust Indenture Act of 1939, as amended; and (iv) the terms of the Capital Securities have been duly established in accordance with the Declaration and the Capital Securities have been duly executed and authenticated in accordance with the Decla-ration and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the Capital Securities will have been duly authorized for issuance by the Trust and will be validly issued, fully paid and nonassessable, representing undivided beneficial inter-ests in the assets of the Trust; and the holders of the Capital Securities will be entitled to the same limita-tion of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with re-quests of or directions to the Property Trustee to exer-cise its rights and powers under the Declaration.
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          BankBoston Capital Trust III
          BankBoston Corporation
          May 29, 1997
          Page 4

                    We hereby consent to the use of our name under the heading "Validity of Securities" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration State-ment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                        Very truly yours,

                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP